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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of March 12, 1995 by and between CyberMedia, Inc., a California corporation (the "Company") and __________________ ("Founder").

         A. The Board believes that it is in the best interests of the Company and its shareholders to provide the Founder with an incentive to continue his employment and to motivate the Founder to maximize the value of the Company for the benefit of its shareholders.

         B. The Board believes that it is imperative to provide the Founder with certain severance benefits upon the Founder's termination of employment if without Cause which provides the Founder with enhanced financial security and provides sufficient incentive and encouragement to the Founder to remain with the Company.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1.       Termination Without Cause.

                  (i) In the event the employment of any Founder is terminated by the Company without Cause on or after the date six months from September 29, 1995, the Closing of the Series B Preferred Stock financing, and prior to twelve months after such Closing, the Company shall continue to pay such Founder's salary and provide without cost to the Founder the same insurance benefits to such Founder as was provided on the date of termination for a period of eighteen months from the effective date of termination. All options to purchase stock held by such founder shall continue to vest for one year after the date of termination.

                  (ii) In the event the employment of any Founder is terminated without Cause on or after the date one year after such Closing and prior to eighteen months after such Closing, the Company shall continue to pay such Founder's salary and provide without cost to such Founder the same insurance benefits as was provided on the date of termination for a period of twelve months from the date of termination. All options to purchase stock held by such Founder shall continue to vest for one year after the date of termination.

                  (iii) In the event the employment of any Founder is terminated without cause on or after the date eighteen months after such Closing, the Company shall continue to pay such Founder's salary and provide without cost to such Founder the same insurance benefits as was provided on the date of termination for a period of six months after the date of termination. All options to purchase stock held by such Founder shall continue to vest for six months after the date of termination.

                  (iv) No payments shall be made to the Founder and options shall not continue to vest after termination of employment with the Company if such employment is terminated with
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cause or if Founder voluntarily terminates his employment. Death or permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, shall be deemed an involuntary termination without cause.

         2. Definition of Cause. For purposes of paragraph 1 above, "Cause" shall mean (i) the willful failure by the Founder to substantially perform his or her duties within ten (10) days after written demand for substantial improvement in performance is delivered to the Founder by the Board of Directors which specifically identifies the manner in which the Board of Directors believes that the Founder has not substantially performed his or her duties, (ii) the Founder's failure (in a material respect) to follow reasonable policies or directives established by the Board of Directors within ten (10) days after written notice to the Founder by the Board of Directors that the Founder is not following such policies or directives, (iii) bad faith conduct by the Founder that is detrimental to the Company, or (iv) the conviction of the Founder of any crime involving the property or business of the Company. No act, or failure to act, by the Founder shall be considered "willful" unless committed without a good faith reasonable belief that the act or omission was in the Company's best interest. In the event a Founder is terminated for failure to relocate more than 35 miles from his or her current place of employment, such termination shall be deemed termination without Cause.

         3.       Miscellaneous.

                  (a) If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

                  (b) Founder shall not assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the Company.

                  (c) Any notice or communication required or permitted under this Agreement shall be made in writing and delivered personally to the other party or sent by certified or registered mail, return receipt requested and postage prepaid.

                  (d) This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter of this Agreement. This Agreement may not be changed or modified, except by an agreement in writing executed by the Company and by Founder.

                  (e) The waiver of a breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

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                  (f)      This Agreement shall be governed by the internal laws
of the State of California as applied to agreements made and performed in California by residents of California.

                  (g) All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

                  (h) This Agreement may be executed in counterparts, each of which shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


CYBERMEDIA, INC.                               FOUNDER


By:
     -------------------------------           ------------------------------
     President


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